Exhibit 5.1

John-Paul Motley

+1 213 561 3204

jpmotley@cooley.com

August 28, 2026

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, TN 37774

Re: Malibu Boats, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Malibu Boats, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration of:

A.	the sale by the Company of the following securities:

•	shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•

warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

•

rights (the “Rights”) to purchase Common Stock, Preferred Stock, Debt Securities, Warrants and Units (as defined below), which may be issued pursuant to one or more rights agreements, to be dated on or about the date of first issuance of the Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company (each, a “Rights Agreement”); and

•

units (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, which may be issued pursuant to one or more unit agreements, to be dated on or about the date of first issuance of the Units thereunder, by and between a units agent to be selected by the Company (the “Units Agent”) and the Company (each, a “Unit Agreement”).

Cooley LLP 350 S. Grand Ave Suite 3200, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

August 28, 2026

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B.

the resale of up to 191,630 shares of Common Stock by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), consisting of (i) 25,330 shares of Common Stock that are currently outstanding (the “Existing Shares”), (ii) 128,664 shares of Common Stock that are or issuable upon settlement of deferred stock units (the “Deferred Shares”) granted under the Company’s 2014 Long-Term Incentive Plan (the “LTIP”) or 2024 Performance Incentive Plan (the “2024 Plan”) and deferred in accordance with the Company’s Director Compensation Policy and (iii) 37,636 shares of Common Stock (the “Exchange Shares”) that are issuable upon exchange of membership units (the “LLC Units”) of Malibu Boats Holdings, LLC, a Delaware limited liability company (the “LLC”), pursuant to the Exchange Agreement, dated as of February 5, 2014 (the “Exchange Agreement”), by and among the Company and the other members of the LLC.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Base Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (c) such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, Warrants, exercisable for, or Rights to purchase Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, Warrants, exercisable for, or Rights to purchase Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture will be executed in the form filed as an exhibit to the Registration Statement. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Rights, such convertible Debt Securities, Warrants or Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Cooley LLP 350 S. Grand Ave Suite 3200, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

August 28, 2026

Page Three

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities, the Warrants, the Rights and the Units constituting binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights or settlement of any Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights or settlement of any Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary

Cooley LLP 350 S. Grand Ave Suite 3200, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

August 28, 2026

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corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Rights or settlement of Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

5. With respect to the Rights issued under a Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (iii) the applicable Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having

Cooley LLP 350 S. Grand Ave Suite 3200, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

August 28, 2026

Page Five

jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Warrants or settlement of Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

6. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Unit Agreement has been duly authorized by the Company and the Units Agent by all necessary corporate action; (iii) the applicable Unit Agreement has been duly executed and delivered by the Company and the Units Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Units Agent pursuant to the applicable Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

7. The Existing Shares are validly issued, fully paid and nonassessable, the Deferred Shares, when issued in accordance with the terms of the LTIP or 2024 Plan, as applicable, and the Company’s Director Compensation Policy, and the Exchange Shares, when issued in exchange for the LLC Units in accordance with the Exchange Agreement, will be validly issued, fully paid and nonassessable.

* * * * *

Cooley LLP 350 S. Grand Ave Suite 3200, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

August 28, 2026

Page Six

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Cooley LLP

By:	/s/ John-Paul Motley
John-Paul Motley

Cooley LLP 350 S. Grand Ave Suite 3200, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com